Empire State Building Associates L.L.C.
June 30, 2002


                  Exhibit 99(1)
          Empire State Building Associates L.L.C.

          Chief Executive Officer Certification
              Pursuant to Section 906
           of Sarbanes - Oxley Act of 2002

	The undersigned Peter L. Malkin is signing this Chief Executive Officer certification as a Member* of Empire State Building Associates L.L.C.("Registrant") to certify that:
(1) the Quarterly Report on Form 10-Q of Registrant for the quarterly period ended June 30, 2002(the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934(15 U.S.C.78m or 78o(d)); and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant.


Dated:  August 28, 2002
                                By /s/ Peter L. Malkin
                                Peter L. Malkin
                                Member of Empire State
                                Building Associates L.L.C.




*Registrant's organizational documents do not provide for a Chief Executive Officer or other officer with equivalent rights and duties. As described in the Quarterly Report, Registrant is a limited liability company with three Members who act as agents for investor participants. Accordingly, this Chief Executive Officer certification is being signed by the Member of Registrant with the longest term of service.